UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2010

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices, with zip code)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The 2009 cash bonus plan (the “Plan”) for the executive officers of Natus Medical Incorporated (the “Company”) is described in a Current Report on Form 8-K filed with the Commission on January 21, 2009. The payment of bonuses under the Plan was based on the Company achieving its budgeted pre-tax profit included in the Company’s operating plan approved by the Board of Directors of the Company in January 2009.

On March 3, 2010, the Compensation Committee of the Board of Directors of the Company approved cash bonus payments as listed below to the executive officers of the Company. The bonus payments were granted outside of the Plan because the actual 2009 pre-tax profit of the Company did not meet the threshold level of pre-tax profit. The bonus payments, which are at 68% of the target amount established in the Plan, were made in respect to the Company’s performance for the fiscal year ended December 31, 2009.

Name and Title	Amount
James B. Hawkins
President and Chief Executive Officer	$216,900

Steven J. Murphy
Vice President Finance and Chief Financial Officer	$68,000

William L Mince
Vice President North American Operations	$70,700

Kenneth M. Traverso
Vice President Marketing and Sales	$44,200

D. Christopher Chung, M.D.
Vice President Medical Affairs, R&D, and Engineering	$65,300

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED
(Registrant)

Dated: March 8, 2010	By:	/s/ STEVEN J. MURPHY
Steven J. Murphy
Vice President Finance and Chief Financial Officer